SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------
                                  LODGIAN, INC.
                   (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------

                    DELAWARE                                     52-2093696
(State or other jurisdiction of incorporation               (I.R.S. Employer
                or organization)                           Identification No.)
--------------------------------------------------------------------------------

      3445 PEACHTREE ROAD, N.E. SUITE 700
                ATLANTA, GEORGIA                                    30326
    (Address of Principal Executive Offices)                     (Zip Code)
--------------------------------------------------------------------------------
                    LODGIAN 1998 SHORT-TERM INCENTIVE COMPENSATION PLAN
                                       AND
                        LODGIAN 1998 STOCK INCENTIVE PLAN
                                       AND
                   LODGIAN NON-EMPLOYEE DIRECTORS' STOCK PLAN
                            (Full title of the plans)
--------------------------------------------------------------------------------

                                 ROBERT S. COLE
                             CHIEF EXECUTIVE OFFICER
                                  LODGIAN, INC.
                       3445 PEACHTREE ROAD, N.E. SUITE 700
                             ATLANTA, GEORGIA 30326
                                       (404) 364-9400
 (Name, address and telephone number, including area code, of agent for service)

                                 With a Copy To:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000
--------------------------------------------------------------------------------

                       CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
                                       Proposed maximum  Proposed maximum
     Title of         Amount to be      offering price       aggregate         Amount of
    securities       registered (1)     per share (2)     offering price   registration fee
 to be registered                                               (2)               (2)
---------------------------------------------------------------------------------------------
 Common Stock, par  4,005,000 shares       $ 4.9375       $ 19,774,687.50     $ 5,932.41
  value $0.01 per
       share
---------------------------------------------------------------------------------------------

Notes:

(1) Represents shares authorized for issuance under the Lodgian 1998 Short-Term Incentive Compensation Plan (1,000,000 shares), the Lodgian 1998 Stock Incentive Plan (3,000,000 shares) and the Lodgian Non-Employee Directors' Stock Plan (5,000 shares).

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rules 457(h) and 457(c), based on fluctuating market prices of securities of the same class by computing the average of the high and low prices reported by the New York Stock Exchange for Lodgian, Inc. Common Stock as of market close on Friday, January 15, 1999.

PART I

ITEM 1.  PLAN INFORMATION.

      The documents containing the information specified in this Item will be sent or given to employees who are eligible for awards under the Lodgian 1998 Short-Term Incentive Compensation Plan (the "Short-Term Plan), the Lodgian 1998 Stock Incentive Plan (the "Stock Plan") and the Lodgian Non-Employee Directors' Stock Plan (the "Non-Employee Plan," and together with the Short-Term Plan and the Stock Plan, the "Plans") of Lodgian, Inc., a Delaware corporation (the "Registrant"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Upon written or oral request, the Registrant shall furnish, without charge, the documents incorporated by reference to Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the
Section 10(a) Prospectus. Upon written or oral request, the Registrant shall also furnish, without charge, other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act"). Requests should be directed to Lodgian, Inc. 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326, Attention: Chief Financial Officer (tel. (404) 364-9400).


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following  documents  which have been filed by the Registrant with the
Commission  are  hereby   incorporated  by  reference  into  this   Registration
Statement:

            (a) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form S-4, filed July 17, 1998 (SEC file number 333-59315), which in turn is incorporated by reference in the Registrant's Form 8-A, filed September 30, 1998 (SEC file number 001-14537) pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), together with all amendments and reports filed with the Commission for the purposes of updating that description; and

            (b) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      A description of the shares of Common Stock, par value $0.01 per share, is contained in the Registrant's Registration Statement on Form S-4, SEC File No. 333-59315, as amended, under the caption of "Description of Lodgian Capital Stock." Such information is incorporated herein by reference to such section of the Registration Statement on Form S-4.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's Restated Certificate of Incorporation and Restated Bylaws provide for the indemnification of, and advancement of expenses to, the directors, officers, employees, and agents of the Registrant to the fullest extent permitted by Delaware law from time to time and the Bylaws provide for various procedures relating thereto. Under Delaware law, directors, officers, employees and agents of the Registrant may be indemnified against amounts paid in judgments, settlements, penalties, fines and expenses actually and reasonably incurred with respect to proceedings (other than an action by or in the right of the Registrant, such, a "derivative action") if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applied in the case of a derivative action, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with the defense or settlement of such an action. However, court approval is required before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Registrant.

      Under Delaware law, expenses incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the Registrant upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be determined that the officer or director is not entitled to indemnification.

      Indemnification and advancement of expenses continues as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      The Registrant may purchase and maintain an insurance policy insuring its directors, officers, employees and agents against any liability for certain acts and omissions while acting in their official capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.


EXHIBIT
NO.            IDENTIFICATION

     4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Appendix G of the Registrant's Registration Statement on Form S-4, filed July 17, 1998, as amended).

     4.2 Restated Bylaws of the Registrant (incorporated by reference to Appendix H of the Registrant's Registration Statement on Form S-4, filed July 17, 1998, as amended).

     5.1       Opinion of Cadwalader, Wickersham & Taft.

    10.1 The Lodgian 1998 Short-Term Incentive Compensation Plan (incorporated by reference to Appendix D of the Registrant's Registration Statement on Form S-4, filed July 17, 1998, as amended).

    10.2 The Lodgian 1998 Stock Incentive Plan (incorporated by reference to Appendix E of the Registrant's Registration Statement on Form S-4, filed July 17, 1998, as amended).

    10.3       The Lodgian  Non-Employee  Directors' Stock Plan (incorporated by
               reference  to  Appendix  F  of  the   Registrant's   Registration
               Statement on Form S-4, filed July 17, 1998, as amended).

    23.1 Consent of Cadwalader, Wickersham & Taft (included in its opinion filed as Exhibit 5.1 to this Registration Statement).

    23.2       Consent of Ernst & Young LLP.

    23.3       Consent of PricewaterhouseCoopers LLP.

    24.1 Power of Attorney (included as part of the signature page of this registration statement).


ITEM 9.  UNDERTAKINGS.

      The Registrant hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authored, in the City of Atlanta, State of Georgia, on

January 21, 1999
                                    LODGIAN, INC.


                                    By: /s/ Robert S. Cole
                                        -------------------
                                        Name: Robert S. Cole
                                        Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Cole his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                            Date
---------                            -----                            ----

/s/ Robert S. Cole
______________________________       Chief Executive Officer and        1/21/99
Robert S. Cole                       Director


/s/ Karyn Marasco
______________________________       Chief Operating Officer            1/21/99
Karyn Marasco


/s/ Warren M. Knight
______________________________       Vice President Finance (Principal  1/21/99
Warren M. Knight                     Financial & Accounting Officer)


/s/ Joseph C. Calabro
______________________________       Director and Chairman of the       1/21/99
Joseph C. Calabro                    Office of the Chairman



/s/ John Lang
______________________________       Director                           1/21/99
John Lang



/s/ Michael A. Leven
______________________________       Director                          1/21/99
Michael A. Leven




/s/ Peter R. Tyson
______________________________       Director                           1/21/99
Peter R. Tyson



/s/ Richard H. Weiner
______________________________       Director                          1/21/99
Richard H. Weiner

INDEX TO EXHIBITS


Exhibit No.   Description                             Sequentially Numbered Page
-----------   -----------                             --------------------------

5.1           Opinion of Cadwalader, Wickersham & Taft.           9

23.1          Consent  of  Cadwalader,  Wickersham  & Taft
              (included  in its  opinion  filed as Exhibit
              5.1 to this Registration Statement).

23.2          Consent of Ernst & Young LLP.                       10

23.3          Consent of PricewaterhouseCoopers LLP.              11